Exhibit 77P
 EXEMPTIVE
 ORDER TRADES
 (rather than 10f3)

 Trade Date      Ticker      Issuer                           Fund
    06/27/2002   PLUE.KL     PLUS EPRESSWAYS BHD         Strategic Aggressive
                                                         Strategic Moderate